Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of ProKidney Corp., an exempted company registered under the laws of the Cayman Islands (the “Company”) does hereby certify, to such officer’s knowledge that:

(1)
The Annual Report for the year ended December 31, 2023 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 21, 2024	By:	/s/ Bruce Culleton
Bruce Culleton
Chief Executive Officer
(Principal Executive Officer)